Exhibit 10.2

DDR CORP.

[PERFORMANCE-BASED RESTRICTED SHARE UNITS][PERFORMANCE SHARES] AWARD MEMORANDUM

1.	Holder:	__________ (the “Holder”)
2.	Plan:	__________ (the “Plan”)
3.	Date of Grant:	__________ (the “Date of Grant”)
4.	Number of [Performance- Based Restricted Share Units][Performance Shares]:	__________
5.	Purchase Price:	$__________
6.	Performance Period	__________ through __________ (the “Performance Period”)

Additional provisions regarding the earning and payment of the [performance-based Restricted Share Units][Performance Shares] subject hereto (the “[PRSUs][PS]”), and other terms and conditions of the [PRSUs][PS], are specified in the attached [Performance-Based Restricted Share Units][Performance Shares] Terms (the “Agreement”).  Capitalized terms not defined in this [Performance-Based Restricted Share Units][Performance Shares] Award Memorandum (the “Award Memorandum”) shall have the meaning as defined in the Agreement, or if not defined therein, in the Plan.

ACCEPTANCE OF AWARD

I accept the [PRSUs][PS] granted to me on the Date of Grant as specified in this Award Memorandum, and I agree to be bound by the terms and conditions of the Award Memorandum, the Agreement and the Plan.

DDR CORP., an Ohio corporation                                                              HOLDER

By: _________________________                                                             __________________________

       Name:                                                                                                    Name:

       Title:

[PERFORMANCE-BASED RESTRICTED SHARE UNITS][PERFORMANCE SHARES] TERMS

DDR Corp., an Ohio corporation (the “Company”), has granted to the Holder named in the Award Memorandum the number of [PRSUs][PS] set forth in the Award Memorandum effective as of Date of Grant specified in the Award Memorandum.  Subject to the degree of attainment of the Management Objectives described in Section 3 of these terms and conditions (the “Agreement”), as approved by the Committee and distributed to the Holder (the “Statement of Management Objectives”), the Holder may earn a percentage of the [PRSUs][PS] as described in the Statement of Management Objectives.  Each [PRSU][PS] shall then represent the right of the Holder to receive one Common Share subject to and upon the terms and conditions of this Agreement.  The [PRSUs][PS] have been granted pursuant to the Plan and are subject to all provisions of the Plan and the Award Memorandum, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined in this Agreement shall have the meaning as defined in the Award Memorandum, or if not defined therein, in the Plan):

1.

Payment of [PRSUs][PS].  The [PRSUs][PS] will become payable in accordance with the provisions of Section 6 of this Agreement if the [Restriction Period lapses and the ]Holder’s right to receive payment for the [PRSUs][PS] becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with Section 3 and Section 4 of this Agreement.

2.

[PRSUs][PS] Not Transferrable.  Subject to Section 16 of the Plan, neither the [PRSUs][PS] evidenced hereby nor any interest therein or in the Common Shares underlying such [PRSUs][PS] shall be transferable prior to payment to the Holder pursuant to Section 6 hereof other than by will or pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended).

3.	Vesting of [PRSUs][PS].
(a)

Subject to the terms and conditions of Section 4 and Section 5 of this Agreement, the [PRSUs][PS] will Vest on the basis of the relative achievement of the Management Objectives described in the Statement of Management Objectives approved by the Committee for the [PRSUs][PS] for the Performance Period specified in the Award Memorandum.

(b)

Subject to Section 3(a) and Section 4, the [PRSUs][PS] earned with respect to the Performance Period will Vest if the Holder is in the continuous employ of the Company or a Subsidiary from the Date of Grant through the last day of the Performance Period.  For purposes of this Agreement, the continuous employment of the Holder with the Company or a Subsidiary will not be deemed to have been interrupted, and the Holder shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of the Holder’s employment among the Company and its Subsidiaries.

4.

Alternative Vesting of [PRSUs][PS].  Notwithstanding the provisions of Section 3 of this Agreement, and subject to the payment provisions of Section 6 hereof, the Holder shall Vest in some or all of the [PRSUs][PS] under the following circumstances (to the extent the [PRSUs][PS] have not been forfeited or previously Vested):

(a)

Death or Disability:  If the Holder dies or becomes Disabled, then (notwithstanding anything in the Statement of Management Objectives to the contrary):  (i) the [PRSUs][PS] will be earned on the basis of the relative achievement of the applicable Management Objectives determined in accordance with Section 3(a), except that the Performance Period will be deemed to have ended on the date of such death or Disability; and (ii) the Holder will Vest in a number of [PRSUs][PS] equal to the product of (x) the number of [PRSUs][PS] earned in accordance with Section 4(a)(i) multiplied by (y) a fraction (in no case greater than 1) the numerator of which is the number of calendar days from the first day of the Performance Period through the date of such death or Disability and the denominator of which is the total number of calendar days in the original Performance Period.  [PRSUs][PS] that Vest in accordance with this Section 4(a) will be paid as provided for in Section 6 of this Agreement.  The Holder will be considered “Disabled” (or similar terms) if the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.

(b)

Termination Without Cause or Termination for Good Reason Following a Change in Control:  If the Holder’s employment with the Company or any Subsidiary terminates by reason of a termination by the Company or a Subsidiary without Cause or a termination by the Holder for Good Reason within two years following a Change in Control, then (notwithstanding anything in the Statement of Management Objectives to the contrary):  (i) the [PRSUs][PS] will be earned on the basis of the relative achievement of the applicable Management Objectives determined in accordance with Section 3(a), except that the Performance Period will be deemed to have ended on the date of such termination of employment; and (ii) the Holder will Vest in a number of [PRSUs][PS] equal to the product of (x) the number of [PRSUs][PS] earned in accordance with Section 4(b)(i) multiplied by (y) a fraction (in no case greater than 1) the numerator of which is the number of calendar days from the first day of the Performance Period through the date of such termination of employment and the denominator of which is the total number of calendar days in the original Performance Period.  [PRSUs][PS] that Vest in accordance with this Section 4(b) will be paid as provided for in Section 6 of this Agreement.  For purposes of this Agreement, “Cause” is used as defined in the Holder’s employment, change in control or similar agreement with the Company or any Subsidiary (the “Individual Agreement”), if any, or if there is no Holder’s Individual Agreement or if it does not define Cause, the term “Cause” shall mean: (1) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (2) dishonesty in the course of fulfilling the Holder’s employment duties; (3) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (4) prior to a Change in Control, such other events as shall be determined by the Committee.  For purposes of this Agreement, “Good Reason” is used as defined in the Holder’s Individual Agreement, if any, or if there is no Holder’s Individual Agreement or if it does not define Good Reason, the term “Good Reason” shall mean: (A) a material reduction in the nature or scope of the responsibilities, authorities or duties of the Holder attached to the Holder’s position held immediately prior to the Change in Control; (B) a change of more than 50 miles in the location of the Holder’s principal office immediately prior to the Change in Control; or (C) a material reduction in the Holder’s remuneration upon or after the Change in Control; provided, that no later than 90 days following an event constituting Good Reason the Holder gives notice to the Company or its successor following the Change in Control of the occurrence of such event and such entity fails to cure the event within 30 days following the receipt of such notice.  The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause or Good Reason exists for purposes of this Section 4, and its determination shall be final.

(c)

Termination Without Cause Other than Following a Change in Control:   If the Holder’s employment with the Company or any Subsidiary terminates by reason of a termination of employment by the Company or a Subsidiary without Cause, other than in the circumstances described in Section 4(b), then (notwithstanding anything in the Statement of Management Objectives to the contrary):  the Holder shall Vest in a number of [PRSUs][PS] equal to the product of (i) the number of [PRSUs][PS] in which the Holder would have Vested in accordance with the terms and conditions of Section 3 if the Holder had remained in the continuous employ of the Company or a Subsidiary from the first day of the Performance Period until the end of the Performance Period multiplied by (ii) a fraction (in no case greater than 1) the numerator of which is the number of calendar days from the first day of the Performance Period through the date of such termination of employment and the denominator of which is the total number of calendar days in the original Performance Period.  [PRSUs][PS] that Vest in accordance with this Section 4(c) will be paid as provided for in Section 6 of this Agreement.

5.

Forfeiture of [PRSUs][PS].  Any [PRSUs][PS] that have not Vested pursuant to Section 3 or Section 4 at the end of the Performance Period will be forfeited automatically and without further notice after the end of the Performance Period (or earlier if, and on such date that, the Holder ceases to be an employee of the Company or a Subsidiary prior to the end of the Performance Period for any reason other than as described in Section 4).

6.

Form and Time of Payment of [PRSUs][PS].  Subject to Section 5, payment for Vested [PRSUs][PS] will be made in Common Shares no later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends.

7.

Payment of Dividend Equivalents.  With respect to each of the [PRSUs][PS] covered by this Agreement, the Holder shall be credited on the records of the Company with dividend equivalents in an amount equal to the amount per Common Share of any cash dividends declared by the Board on the outstanding Common Shares during the period beginning on the Date of Grant and ending either on the date on which the Holder receives payment for the [PRSUs][PS] pursuant to Section 6 hereof or at the time when the [PRSUs][PS] are forfeited in accordance with Section 5 of this Agreement.  These dividend equivalents will accumulate without interest and, subject to the terms and conditions of this Agreement, will be paid in the form of Common Shares at the same time, to the same extent and in the same manner as the [PRSUs][PS] for which the dividend equivalents were credited, based on the Market Value per Share on the trading day immediately preceding the date of payment.

8.

Compensation Recovery.  Notwithstanding anything in this Agreement to the contrary, the Holder acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that applicable provisions of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

9.

Restrictive Covenants.  In the event the Holder breaches any of the restrictive covenants set forth in the Holder’s Individual Agreement (if any) while such restrictive covenants are in effect, the Holder will forfeit any right to the [PRSUs][PS], to the extent the [PRSUs][PS] have not been paid pursuant to Section 6, as of the date of such breach.

10.

Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Common Shares covered by this Agreement if the issuance thereof would result in violation of any such law.

11.

Adjustments.  Subject to Section 12 of the Plan, the Committee shall make any adjustments in the number of [PRSUs][PS] or kind of shares of stock or other securities underlying the [PRSUs][PS] covered by this Agreement, or in the other terms and conditions of the [PRSUs][PS], that the Committee determines to be equitably required to prevent any dilution or expansion of the Holder’s rights under this Agreement that otherwise would result from any event listed in Section 12 of the Plan.  Furthermore, in the event that any transaction or event referred to in the immediately preceding sentence or a Change in Control shall occur, the Committee shall provide in substitution of any or all of the Holder’s rights under this Agreement such alternative consideration as the Committee determines in good faith to be equitable under the circumstances, to the extent applicable, in compliance with Section 409A of the Code.

12.

Withholding Taxes.  The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the [PRSUs][PS].  The Holder may satisfy such tax obligation, in whole or in part, by (a) electing to have the Company withhold a portion of the Common Shares otherwise to be delivered upon vesting of the [PRSUs][PS] with a fair market value equal to the amount of such taxes, or (b) delivering to the Company other Common Shares with a fair market value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.  If the Holder does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the [PRSUs][PS] so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.

13.	No Right to Future Awards or Continued Employment. The grant of the [PRSUs][PS] under this Agreement to the Holder is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.  The grant of the [PRSUs][PS] and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  No provision of this Agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Holder at any time, subject to the terms of any Individual Agreement.

14.

Relation to Other Benefits.  Any economic or other benefit to the Holder under this Agreement or the Plan will not be taken into account in determining any benefits to which the Holder may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

15.

Amendments.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that no amendment will adversely affect the rights of the Holder with respect to the Common Shares or other securities covered by this Agreement without the Holder’s consent.  Notwithstanding the foregoing, the limitation requiring the consent of the Holder to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

16.

Subject to Plan.  This Agreement is made and the [PRSUs][PS] evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary.  The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.  In the event of a conflict between the terms of this Agreement, the Award Memorandum and the Plan, the terms of the Plan shall govern.  In the event of a conflict between the terms of this Agreement and the Award Memorandum, the terms of this Agreement shall govern.

17.

Severability.  In the event that one or more of the provisions of this Agreement or the Award Memorandum is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions of this Agreement or the Award Memorandum, as applicable, and the remaining provisions of this Agreement and the Award Memorandum will continue to be valid and fully enforceable.

18.	Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
19.

Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement, the Award Memorandum and the Plan comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Holder.  This Agreement, the Award Memorandum and the Plan shall be administered in a manner consistent with this intent.  Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
20.

Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to the [PRSUs][PS] and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means.  The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

21.

Successors and Assigns.  Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Holder, and the successors and assigns of the Company.

22.	Acknowledgements. By accepting the [PRSUs][PS], the Holder hereby:
(a)	acknowledges that he/she has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;
(b)	accepts this Agreement and the [PRSUs][PS] granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;
(c)

represents and warrants to the Company that he/she is acquiring the [PRSUs][PS] for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the [PRSUs][PS] either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

(d)

agrees that no transfer of the [PRSUs][PS] will be made unless the [PRSUs][PS] have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

Statement of Management Objectives

This Statement of Management Objectives applies to the [PRSUs][PS] granted to the Holder on the Date of Grant and applies with respect to the [Performance-Based Restricted Share Units][Performance Shares] Terms (the “Agreement”) and the [Performance-Based Restricted Share Units][Performance Shares] Award Memorandum between the Company and the Holder (the “Award Memorandum”).  Capitalized terms used in this Statement of Management Objectives that are not specifically defined in this Statement of Management Objectives have the meanings assigned to them in the Agreement, the Award Memorandum or in the Plan, as applicable.

1.	Definitions. For purposes hereof:
(a)

“Peer Group” means __________.  In terms of mandatory adjustments to the Peer Group during the Performance Period: (i) if any member of the Peer Group files for bankruptcy and/or liquidation, is operating under bankruptcy protection, or is delisted from its primary stock exchange because it fails to meet the exchange listing requirement, then such entity will remain in the Peer Group, but RTSR for the Performance Period will be calculated as if such entity achieved Total Shareholder Return placing it at the bottom (chronologically, if more than one such entity) of the Peer Group; (ii) if, by the last day of the Performance Period, any member of the Peer Group has been acquired and/or is no longer existing as a public company that is traded on its primary stock exchange (other than for the reasons as described in subsection (i) above), then such entity will not remain in the Peer Group and RTSR for the Performance Period will be calculated as if such entity had never been a member of the Peer Group; and (iii) except as otherwise described in subsection (i) and (ii) above, for purposes of this Statement of Management Objectives, for each of the members of the Peer Group, such entity shall be deemed to include any successor to all or substantially all of the primary business of such entity at end of the Performance Period.

(b)

“Relative Total Shareholder Return” or “RTSR” means the percentile rank of the Company’s Total Shareholder Return as compared to (but not included in) the Total Shareholder Returns of all members of the Peer Group, ranked in descending order, at the end of the Performance Period.

(c)

“Total Shareholder Return” means, with respect to each of the Common Shares and the common stock of each of the members of the Peer Group, a rate of return reflecting stock price appreciation, plus the reinvestment of dividends in additional shares of stock, from the beginning of the Performance Period through the end of the Performance Period.  For purposes of calculating Total Shareholder Return for each of the Company and the members of the Peer Group, the beginning stock price will be based on __________ on the principal stock exchange on which the stock then traded and the ending stock price will be based on __________ on the principal stock exchange on which the stock then trades.

2.	RTSR Performance Matrix.

From 0% to ___% of the [PRSUs][PS] will be earned based on achievement of RTSR during the Performance Period as follows:

Performance Level	RTSR	[PRSUs][PS] Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	___%
Target	50th percentile	___%
Maximum	75th percentile or above	___%

3.

Number of [PRSUs][PS] Earned.  Following the Performance Period, the Committee shall determine whether and to what extent RTSR goals have been satisfied for the Performance Period and shall determine the number of [PRSUs][PS] that shall become Vested hereunder and under the Agreement on the basis of the following:

(a)

Below Threshold.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period falls below the threshold level, as set forth in the Performance Matrix, no [PRSUs][PS] shall become Vested.

(b)

Threshold.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period equals the threshold level, as set forth in the Performance Matrix, ___% of the [PRSUs][PS] (rounded up to the nearest whole number of [PRSUs][PS]) shall become Vested.

(c)

Between Threshold and Target.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix, a percentage between ___% and ___% (determined on the basis of straight-line mathematical interpolation) of the [PRSUs][PS] (rounded up to the nearest whole number of [PRSUs][PS]) shall become Vested.

(d)	Target. If, upon the conclusion of the Performance Period, RTSR for the Performance Period equals the target level, as set forth in the Performance Matrix, ___% of the [PRSUs][PS] shall become Vested.
(e)

Between Target and Maximum.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period exceeds the target level, but is less than the maximum level, as set forth in the Performance Matrix, a percentage between ___% and ___% (determined on the basis of straight-line mathematical interpolation) of the [PRSUs][PS] (rounded up to the nearest whole number of [PRSUs][PS]) shall become Vested.

(f)

Equals or Exceeds Maximum.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period equals or exceeds the maximum level, as set forth in the Performance Matrix, ___% of the [PRSUs][PS] (rounded up to the nearest whole number of [PRSUs][PS]) shall become Vested.